Exhibit 10.154

GENERAL ASSIGNMENT AND ASSUMPTION

(First Mezzanine Loan)

COLUMN FINANCIAL, INC., a Delaware corporation (“Assignor”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, sells, transfers, delivers, sets-over and conveys to KBS ONE MADISON PARK, LLC (“Assignee”) all right, title and interest of Assignor as the holder of Note A-2 in, to and under or arising out of that certain mezzanine loan made by Assignor to Slazer Enterprises Senior LLC, Madison Park Group Senior LLC, JMJS 23rd Street Realty Senior LLC and FKF Madison Group Senior LLC, each a Delaware limited liability company, in the original principal amount of $42,000,000.00 (the “Mezzanine Loan”), which Mezzanine Loan is evidenced, secured by and more particularly described in those documents set forth in Schedule I attached hereto and made a part hereof (collectively, the “Mezzanine Loan Documents”), TOGETHER WITH all right, title and interest of Assignor in, to and under or arising out of:

(i) the Mezzanine Loan Documents;

(ii) all guaranties, indemnifications, releases, affidavits, certificates, UCC insurance policies, certificates of deposit, letters of credit and other documents executed and/or delivered to Assignor in connection with the Mezzanine Loan;

(iii) all assignments and/or pledges, whether direct or collateral, of beneficial or equitable interests, proceeds, royalties, contracts, plans, specifications, permits, licenses, reserves, holdbacks, escrows, stocks, bonds and securities made to Assignor in connection with the Mezzanine Loan and other such assignments of collateral, whether direct or collateral, made to Assignor in connection with the Mezzanine Loan;

(iv) all modifications, amendments, consolidations, renewals, extensions or restatements of any of the foregoing;

(v) the Noteholders’ Agreement, dated as of June 28, 2007, by and among Column Financial, Inc., a Delaware corporation as seller and initial Note A-2 Holder, CBRE Realty Finance Holdings IV, LLC, a Delaware limited liability company, as initial Note A-1 Holder, and LaSalle Bank National Association (“LaSalle”), as Collateral Agent and Custodian (the “Noteholders’ Agreement”);

(vi) all demands, claims, causes of action and judgments relating to any of the foregoing and all rights accrued or to accrue thereunder.

Assignor’s interest in all of the foregoing shall be referred to hereafter as the “A-2 Loan Interest”. Assignee hereby accepts the foregoing assignment and assumes, solely as and to the extent of its rights and obligations as holder of Note A-2, all of the rights and obligations of Assignor arising after the date hereof out of the Mezzanine Loan, the Mezzanine Loan Documents, the Noteholders’ Agreement, that certain Mezzanine Servicing Agreement, dated as of June 28, 2007, among CBRE Realty Finance Holdings IV, LLC, as Initial Note A-1 Holder, Column Financial, Inc., as Initial Note A-2 Holder, Wachovia Bank National Association, as

Servicer (the “Servicing Agreement”) and that certain Amended and Restated Intercreditor Agreement, dated as of September 24, 2007 (the “Intercreditor Agreement”), by and among PB Capital Corporation, as Mortgage Lender, CBRE Realty Finance CDO 2007-1 Ltd., as Initial Note A-1 holder, and Assignor, as Initial Note A-2 Holder and as Second Mezzanine Lender, and other interests so assigned. Assignee hereby assumes, severally (in proportion to its Percentage Interest, as defined in the Noteholders’ Agreement, and not jointly, all of the rights and obligations of Assignor arising after the date hereof out of the Mezzanine Loan, the Mezzanine Loan Documents, the Noteholders’ Agreement, the Intercreditor Agreement, and other interests so assigned.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever.

It is expressly understood that, except as otherwise expressly set forth herein and in Schedule II attached hereto and made a part hereof, this Assignment is made by Assignor and assumed and accepted by Assignee without any guarantee, representation or warranty of any kind on the part of Assignor and without recourse to Assignor in any event or for any cause, and Assignee hereby releases Assignor from any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements) suffered or incurred by Assignee arising from or in connection with the Mezzanine Loan and the Mezzanine Loan Documents.

Assignor hereby agrees to execute such other assignments, instruments and other documents as Assignee may reasonably request in confirmation of, and/or in furtherance of, the assignment made hereunder.

THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[The remainder of this page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the 24th day of September, 2007.

ASSIGNOR:

COLUMN FINANCIAL, INC.,

a Delaware corporation

By:	/s/ Authorized Signatory
Name:
Title:

(additional signatures on following pages)

ASSIGNEE:

KBS ONE MADISON PARK, LLC,

a Delaware limited liability company, as Assignee

By: KBS REIT ACQUISITION XIV, LLC, a Delaware limited liability company, its sole member

By: KBS LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

By: KBS REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, its general partner

By:	/s/ Charles J. Schreiber, Jr.
Name:	Charles J. Schreiber, Jr.
Title:	Chief Executive Officer

(Additional signature page follows)